UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549-1004

           ------------------------------------------

                            FORM 8-K

                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 14, 2000

                INFINITY BROADCASTING CORPORATION
           ------------------------------------------
                  (Exact name of registrant as
                    specified in its charter)


      Delaware                            13-4030071
-------------------------               ---------------
(State or other jurisdiction-           (IRS Employer
   of incorporation)                    Identification Number)



     40 West 57th Street, New York, NY                   10019
    --------------------------------------------------------
    (Address of principal executive offices)      (Zip Code)


                         (212) 314-9200
                        ----------------
      (Registrant's telephone number, including area code)




Item 5. Other Events
        ------------

          On August 14, 2000, Viacom Inc. ("Viacom") delivered to the Board of Directors of Infinity Broadcasting Corporation ("Infinity") a letter dated August 14, 2000 (the "Proposal Letter") in which Viacom offered to acquire through a stock-for-stock merger transaction (the "Proposed Transaction") all the issued and outstanding shares of Class A Common Stock, par value $.01 per share (the "Infinity Class A Shares"), of Infinity not currently owned by Viacom. Pursuant to the Proposed Transaction, each Infinity Class A Share would be converted into the right to receive 0.564 shares of Class B Common Stock, par value $.01 per share, of Viacom. Viacom currently holds 100% of Infinity's Class B Common Stock, par value $.01 per share (the "Infinity Class B Shares"), which represents approximately 64.3% of the equity of Infinity and approximately 90.0% of the combined voting power of the Infinity Class A Shares and the Infinity Class B Shares. Viacom currently does not hold any Infinity Class A Shares. The merger proposal is subject to approval of Infinity's independent directors.

    The Infinity directors have formed a special committee consisting of Mr. Bruce S. Gordon and Mr. Jeffrey Sherman to evaluate and negotiate the Viacom proposal. The special committee expects to retain separate financial and legal advisors.

          On August 15, 2000, the Registrant issued a press release relating to the events described above. Such press release is attached hereto as Exhibit 99.1.


Item 7.   Financial Statements, Pro Forma Financial Information
          ------------------------------------------------------
          and Exhibits
          -------------

(c)  Exhibits

     99.1   Press Release issued by the Registrant on August 15, 2000.

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              INFINITY BROADCASTING CORPORATION
                              (Registrant)



                              By:  /s/ Angeline C. Straka
                                   --------------------------
                                   Angeline C. Straka
                                   Senior Vice President,
                                    Secretary & General Counsel




Date:  August 15, 2000


                          EXHIBIT INDEX



Exhibit No.    Description
-----------         ------------

99.1 Press Release issued by the Registrant on August 15, 2000.